GUARANTY

     THIS GUARANTY (the "GUARANTY") dated as of the 13th day of January, 2001, is made by THE 1981 KARA ANN BERG TRUST, an inter vivos trust created by an instrument dated ___________, 1981 ("GUARANTOR"), in favor of VALENCE TECHNOLOGY, INC., a Delaware corporation ("BENEFICIARY"), with reference to the following facts:

     A. The persons listed on Schedule 1 hereto ("OBLIGORS"), have entered into those certain promissory notes and related mortgages or deeds of trust (the "SUBJECT NOTES"), as described on Schedule 1, assigned to Beneficiary, all on the terms and subject to the provisions more particularly set forth in the Subject Notes and certain other agreements, documents and instruments to which Obligors are parties.

     B. As a condition of entering into an Asset Purchase Agreement with Guarantor and West Coast Venture Capital, Inc., a California corporation, as of this same date (the "PURCHASE AGREEMENT"), Beneficiary is requiring that Guarantor enter into this Guaranty.

     C. Guarantor is willing to execute and deliver this Guaranty in order to induce Beneficiary to enter into the Purchase Agreement.

NOW, THEREFORE, as a material inducement to Beneficiary to enter into and to perform its obligations under the Purchase Agreement, and in consideration therefor, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which Guarantor hereby acknowledges, Guarantor hereby unconditionally, absolutely and irrevocably covenants and agrees as follows:

     1. DEFINITIONS. In addition to the words, terms and phrases (and variations thereof) defined elsewhere herein, the following words, terms and phrases (and variations thereof) shall have the following meanings for purposes of this
Guaranty: "PERSON" shall mean any individual, corporation, limited liability company, association, partnership, trust, estate or other entity or organization; and "SUBJECT AGREEMENTS" shall mean the Subject Notes and each and all of the agreements, documents and instruments executed and delivered by Obligors pursuant to the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     2. UNCONDITIONAL GUARANTEE. Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Beneficiary and its successors and assigns the full, faithful and complete performance by all Obligors of each and every covenant, agreement, duty, liability and/or obligation requiring a monetary payment of any kind (known, unknown, fixed, contingent or otherwise) of all Obligors under or contained in any Subject Agreement , all in strict accordance with the terms and provisions of such Subject Agreements(collectively the "OBLIGATIONS"), . Guarantor acknowledges and agrees that this Guaranty constitutes a guarantee of payment and performance and not merely of collection. Guarantor shall pay to Beneficiary all amounts required pursuant to this section within ten days of Beneficiary's delivery of written notice to Guarantor and in accordance with the payment instructions in such notice.

     3. ASSIGNMENT OF CLAIM. Beneficiary agrees to assign to Guarantor all Beneficiary's claims under the Subject Agreements that have been paid by Guarantor pursuant to this Guaranty.


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Beneficiary shall perform all reasonable actions and execute any reasonable document to enable Guarantor to effect the assignment of any claim described in the preceding sentence, all at Guarantor's sole cost and expense.

     4. CERTAIN WAIVERS. Neither Beneficiary nor any other Person shall be required to take any action of any kind or nature against Obligor or any other Person, or resort to any security held by Beneficiary or any other Person, at any time before Beneficiary may proceed against Guarantor on this Guaranty. Guarantor hereby expressly waives, relinquishes and releases, in any action brought on, arising out of or relating to this Guaranty or otherwise:
(a)pursuant to California Civil Code Section 2856(a)(1), all of Guarantor's rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, (b) pursuant to California Civil Code Section 2856(a)(2), all rights or defenses Guarantor may have in respect of its obligations as a guarantor by reason of any election of remedies by the Beneficiary, even if that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Beneficiary, (c) pursuant to California Civil Code Section 2856(a)(3), all rights or defenses Guarantor may have because the Subject Notes are secured by real property, including, but not limited to, rights or defenses that are based upon, directly or indirectly, the application of Section 580a, 580b, 580d or 726 of the Code of Civil Procedure to one or more of the Subject Notes, (c) any claim, right or defense based upon any other action or circumstance which might otherwise constitute a legal or equitable discharge, defense or exoneration of a guarantor or surety, (d) notice of the Obligations now existing or which may hereafter exist or be created, (e) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase Guarantor's risk hereunder, and (f) notice of demand for payment or performance, or notice of default or nonpayment or nonperformance, under the Subject Agreements (or any of them) or otherwise in respect of any of the Obligations.

     5. NON-IMPAIRMENT BY BANKRUPTCY; ETC. Guarantor's liability hereunder shall continue notwithstanding, and shall be unaltered, unaffected and unimpaired by,
(a) the bankruptcy, insolvency, reorganization, merger, liquidation, dissolution, winding-up or cessation of existence of any Obligor or any other Person, and/or (b) any fraudulent, illegal or improper act by any Obligor, and/or (c) any payment made on the Obligations which the recipient repays or is liable to repay to any Obligor or any other Person pursuant to any court order or as otherwise required by law.

     6. EFFECT OF NON-ENFORCEMENT; ETC. Guarantor hereby covenants and agrees that the failure by Beneficiary, or any other Person, to file or enforce a claim against Guarantor or any Obligor, or any other person, shall not affect Guarantor's liability hereunder nor shall Guarantor be released from liability hereunder if recovery from any Obligor, any other guarantor, payor, endorser or surety in respect of any of the Obligations or any other Person becomes barred by any statute of limitations applicable to any cause of action upon this Guaranty or any obligation or liability founded upon this Guaranty. The obligations of Guarantor hereunder are independent of the obligations of any Obligor under the Subject Agreements (and each of them) and of any security for or other guarantee of the Obligations. In the event of a default in the performance of any of the Obligations, Beneficiary may maintain an action against Guarantor upon this Guaranty, whether or not any Obligor is joined therein or a separate action is brought against Obligor.

     7. ACCELERATION OF MATURITY. In the event that the maturity of any Obligation is accelerated by bankruptcy or otherwise, such maturity shall also be accelerated for purposes of this Guaranty (and the guarantee of Guarantor hereunder).


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     8. LEGAL FEES. In the event that any action, suit, or other proceeding is brought by Beneficiary to enforce the obligations of Guarantor under this Guaranty, the prevailing party shall be entitled to recover all of such party's costs and expenses (including, without limitation, court costs and attorneys' fees) incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     9. GOVERNING LAW. THIS GUARANTY HAS BEEN MADE AND ENTERED INTO IN THE STATE OF CALIFORNIA, AND THE INTERNAL SUBSTANTIVE LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW RULES) OF SAID STATE SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF, AND THE PERFORMANCE BY GUARANTOR OF ITS DUTIES AND OBLIGATIONS HEREUNDER. WHENEVER POSSIBLE, EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW. IF ANY PROVISION OF THIS GUARANTY SHALL BE INVALID OR UNENFORCEABLE UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH INVALIDITY OR UNENFORCEABILITY WITHOUT INVALIDATING OR RENDERING UNENFORCEABLE THE REMAINDER OF SUCH PROVISION OR OF THE REMAINING PROVISIONS OF THIS GUARANTY.

     10. CERTAIN INFORMATION. Guarantor has informed itself of, and hereby assumes all responsibility for being and keeping informed of, the financial condition and assets of each Obligor and of all of the circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations thereby and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder. Except as provided in section 2, Beneficiary shall have no duty to advise Guarantor of any information regarding such circumstances or risks.

     11. LEGAL PROCEEDINGS. Guarantor hereby agrees that any legal action, suit or proceeding against Guarantor (or any successor-in-interest thereto) arising out of or relating to this Guaranty may (but need not) be initiated by Beneficiary in a state or federal court located in the City of San Francisco, California. By execution and delivery of this Guaranty, Guarantor hereby (a) waives any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court, (b) waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, (c) submits to the personal jurisdiction of any such court in any such action, suit or proceeding, and (d) agrees to be bound by any judgment, order or decree rendered by any such court in any such action, suit or proceeding.

     12. NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given or made pursuant to this Guaranty shall be in writing and shall be deemed to have been duly given if sent by telex, telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered, to the following addresses:

                  (a)      If to Guarantor, to:

                           Clyde J. Berg, Trustee,
                           10050 Bandley Drive
                           Cupertino, California


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                  (b)      If to Beneficiary, to:

                           Valence Technology, Inc.
                           301 Conestoga Way
                           Henderson, Nevada 89015
                           Attn.:  Chief Financial Officer

Any notice shall be deemed duly given when received by the addressee thereof, provided that any notice sent by registered or certified mail shall be deemed to have been duly given two days after the date of deposit in the United States mail, unless sooner received. Any of the parties to this Guaranty may from time to time change its address or facsimile number for receiving notice by giving written notice thereof in the manner set forth above.

     13. ENTIRE AGREEMENT. This Guaranty embodies the entire understanding of Beneficiary and Guarantor with respect to Guarantor's obligation to guarantee the full payment, performance and satisfaction of the Obligations and there are no further or other agreements or understandings, written or oral, in effect between said parties relating to the guarantee by Guarantor of the Obligations unless otherwise referred to herein or in any Subject Agreement.

     IN WITNESS WHEREOF, this Guaranty has been executed and delivered by Guarantor as of the date first above set forth.

                                   "GUARANTOR"

                                   THE 1981 KARA ANN BERG TRUST


                                   By:  /S/ CLYDE J. BERG
                                       -------------------------------
                                   Clyde J. Berg
                                   Trustee




ACCEPTED AS OF  2/13, 2001.
               -----

"BENEFICIARY"

VALENCE TECHNOLOGY, INC.

By:  /S/ JAY KING
    -----------------------------
Jay King
Chief Financial Officer